Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Genuine Parts Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(2)	(2)
	Equity	Common Stock, par value $1.00 per share	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(2)	(2)
	Equity	Preferred Stock, par value $1.00 per share	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(2)	(2)
	Equity	Depositary Shares(3)	Rule 456(b) and Rule 457(r)(2)	(2)	(2)	(2)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					(2)		(2)

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							(2)

(1)  Additional securities may be added by automatically effective post-effective amendments pursuant to Rule 413.

(2)  An indeterminate aggregate initial offering price and amount of common stock, preferred stock, depositary shares, and debt securities are being registered as may from time to be offer at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all the registration fee.

(3)  Each depositary share will be issue under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.